                                                                   Exhibit 10.40

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                   AMENDED AND RESTATED

                         RESEARCH AND COMMERCIALIZATION AGREEMENT

                                      by and between

                                      Ontogeny, Inc.

                                           and

                                       Biogen, Inc.

                                    November 30, 1998

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Introduction

Article 1.  Definitions......................................................2

Article 2.  The Collaboration...............................................10

      2.1   Research Phase..................................................10

      2.2   Commercialization Phase.........................................12

      2.3   Accounting and Internal Controls................................14

      2.4   Restrictions....................................................15

Article 3.  Grant of Rights.................................................15

      3.1   License Grants for Research Purpose.............................15

      3.2   License Grants with Respect to Products that Comprise
            Hedgehog-based Molecular Entities...............................16

      3.3   Other License Grants............................................17

      3.4   Restrictions on Licenses Granted by Ontogeny....................18

      3.5   Sublicensing Obligations........................................18

      3.6   Commercialization Option........................................18

      3.7   Right of First Offer............................................19

Article 4.  Payment Obligations.............................................20

      4.1   Research License Fee and Stock Purchase.........................20

      4.2   Development Program Fee and Stock Purchase......................20

      4.3   Research Funding................................................20

      4.4   Follow-on Research Support Fee..................................21

      4.5   Breakup Fee.....................................................21

      4.6   Milestone Payments..............................................21

      4.7   Royalties.......................................................22


                                      (i)

      4.8   Payment Currency and Interest on Payments Past Due..............24

      4.9   Tax Withholding.................................................24

      4.10  Records; Audits.................................................24

Article 5.  Line of Credit..................................................25

      5.1   Availability of Line of Credit..................................25

      5.2   Repayment.......................................................25

Article 6.  Commercialization Obligations...................................26

      6.1   General.........................................................26

      6.2   Product Objectives..............................................26

      6.3   Consequences of Failure to Meet Commercialization Objectives....27

Article 7.  Intellectual Property Rights....................................27

      7.1   Ownership.......................................................27

      7.2   Prosecution and Maintenance of Patent Right.....................28

      7.3   Infringement by Third Parties...................................29

      7.4   Infringement of Third Party Rights..............................30

Article 8.  Representations, Warranties and Covenants.......................31

      8.1   Representations, Warranties and Covenants of Ontogeny...........31

      8.2   Representations, Warranties and Covenants of Biogen.............31

      8.3   Disclaimers.....................................................31

Article 9.  Confidential Information........................................32

      9.1   Treatment of Confidential Information...........................32

      9.2   Release from Restrictions.......................................32

Article 10.  Term and Termination...........................................32

      10.1  Term............................................................32

      10.2  Termination by Biogen...........................................33


                                      (ii)

      10.3  Termination for Breach..........................................33

      10.4  Consequences of Termination.....................................33

      10.5  Survival of Rights and Obligations..............................33

Article 11.  Miscellaneous..................................................34

      11.1  Product Liability Indemnification...............................34

      11.2  Publicity.......................................................34

      11.3  Governing Law...................................................35

      11.4  Dispute Resolution..............................................35

      11.5  Waiver..........................................................35

      11.6  Notices.........................................................35

      11.7  No Agency.......................................................36

      11.8  Entire Agreement................................................36

      11.9  Headings........................................................37

      11.10 Severability....................................................37

      11.11 Assignment......................................................37

      11.12 Successors and Assigns..........................................37

      11.13 Counterparts....................................................37

      11.14 Force Majeure...................................................37

Schedule A - Ontogeny Hedgehog Proteins

Schedule B - Disease Indications Excepted from the Field

Schedule C - Research Workplan

Schedule D - Therapeutic Areas

Schedule E - Line of Credit Note

Exhibit A - Note Purchase Agreement


                                     (iii)

                              AMENDED AND RESTATED
                    RESEARCH AND COMMERCIALIZATION AGREEMENT

      This Amended and Restated Research and Commercialization Agreement (the "Agreement") dated as of November 30, 1998 is made by and between Ontogeny, Inc., a Delaware corporation, having its principal place of business at 45 Moulton Street, Cambridge, Massachusetts 02138 ("Ontogeny") and Biogen, Inc., a Massachusetts corporation, having its principal place of business at 14 Cambridge Center, Cambridge, Massachusetts 02142 ("Biogen").

                                  INTRODUCTION

      1. Ontogeny is in the business of conducting research in the field of developmental biology, an objective of which is to discover therapeutic inducing molecules that are specific for different types of cells.

      2. Biogen has expertise in the discovery, development, manufacture and commercialization of pharmaceutical products.

      3. Biogen desires that Ontogeny, on behalf of and in collaboration with Biogen. undertake a research project, the goal of which is to characterize certain of Ontogeny's proprietary inducing molecules in order to determine their therapeutic utility when administered systemically or into the central nervous system. In addition, Biogen desires to obtain from Ontogeny an option to develop and commercialize pharmaceutical products that are based upon molecules characterized in the course of the research project.

      4. In return for Ontogeny's commitment to undertake the research project described herein and for the grant by Ontogeny of an option to develop and commercialize pharmaceutical products based on molecules characterized in the course of the research project, Biogen is willing to (i) fund and participate in the research project and (ii) pay Ontogeny the research license fee provided for herein. In the event that Biogen exercises its option to develop and commercialize pharmaceutical products that are based upon molecules characterized in the course of the research project, Biogen is willing to (i) undertake the development and commercialization of such pharmaceutical products, and (ii) pay Ontogeny the development program fee, milestone payments and royalties provided for herein.

      5. Ontogeny and Biogen entered into a Research and Commercialization Agreement (the "Original Agreement") dated as of July 1, 1996, as amended by that First Amendment to the Original Agreement (the "First Amendment") dated as of June 22, 1998, that Second Amendment to the Original Agreement (the "Second Amendment") dated as of July 31, 1998, that Third Amendment to the Original Agreement (the "Third Amendment") dated as of September 30, 1998 and that Fourth Amendment to the Original Agreement (the "Fourth Amendment") dated as of October 31, 1998.

      6. Ontogeny and Biogen are desirous of amending and restating the terms of the Original Agreement, as amended.

      In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ontogeny and Biogen agree as follows:

                             Article 1. Definitions

      As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

      1.1 "Affiliate" means any corporation, company, partnership, joint venture, firm and/or entity which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

      1.2 "Biogen Gene Therapy Intellectual Property Rights" means (a) the Biogen Gene Therapy Patent Rights and (b) any other intellectual property rights in and to the Biogen Gene Therapy Technology.

      1.3 "Biogen Gene Therapy Patent Rights" means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) throughout the world, covering or relating to the Biogen Gene Therapy Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part or supplemental protection certificates, which Biogen owns or otherwise has the right to grant licenses under.

      1.4 "Biogen Gene Therapy Technology" means all Technology which Biogen solely owns (including Biogen Solely-Owned Collaboration Technology (as defined in Section 7.1 (a))) or, with the exception of Collaboration Technology that is jointly owned with Ontogeny, Ontogeny's Solely-Owned Collaboration Technology and Ontogeny Technology, which Biogen otherwise has the right to grant licenses under as of the Effective Date or during the term of the Collaboration which is specific to Gene Therapy and which does not embody or is not an improvement of Ontogeny Technology, including but not limited to vectors, other gene delivery methods, control elements, gene regulation elements, promoters, and related formulations; provided however that Biogen Gene Therapy Technology shall not include Fundamental Hedgehog Gene Therapy Collaboration Technology or Hedgehog Specific Gene Therapy Collaboration Technology.

      1.5 "Biogen Intellectual Property Rights" means (a) the Biogen Patent Rights and (b) any other intellectual property rights in and to the Biogen Technology which Biogen owns or otherwise has the right to grant licenses under.

      1.6 "Biogen Patent Rights" means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) throughout the world, covering or relating to the Biogen Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part or supplemental protection certificates, which Biogen owns or otherwise has the right to grant licenses under.

      1.7 "Biogen Technology" means all Technology, exclusive of the Biogen Gene Therapy Technology and the Collaboration Technology, which Biogen owns or otherwise has the right to grant licenses under as of the Original Effective Date or during the term of the Collaboration, which is reasonably necessary to either or both Parties in order to discover, research, develop, make, use, sell or seek approval to market a therapeutic product that comprises a Hedgehog-based Molecular Entity.

      1.8 "Collaboration" means the Research Program and, if initiated, the Commercialization Program.

      1.9 "Collaboration Patent Rights" means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention and utility models) throughout the world, covering or relating to the Collaboration Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part or supplemental protection certificates.

      1.10 "Collaboration Technology" means all Technology, as well as improvements related thereto, conceived, reduced to practice or developed by a Party or jointly by the Parties during, and in the conduct of, the Collaboration.

      1.11 "Columbia License Agreement" means the license agreement, dated January 1, 1995, between Ontogeny and the Trustees of Columbia University in the City of New York, pursuant to which Ontogeny is granted selected rights to proprietary Technology relating to the Vertebrate Hedgehog Family.

      1.12 "Commercialization Phase" means the phase of the Collaboration, as more fully described in Section 2.2, that is initiated only upon the initiation, if any, of the first Development Program.

      1.13 "Commercialization Program" means the development, manufacturing and commercialization activities, as more fully defined in Section 2.2, conducted by the Parties during the Commercialization Phase.

      1.14 "Comparable Proteins" means two or more Ontogeny Hedgehog Proteins that show comparable activity in relevant animal models for the same disease indications and no meaningful activity in relevant animal models for any other disease indications.

      1.15 "Confidential Information" means all materials, trade secrets or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's Technology, products, business information or objectives.

      1.16 "Contract Year" means the twelve (12) month period beginning on the Original Effective Date, and each succeeding twelve (12) month period thereafter until the termination of the Collaboration.

      1.17 "Desert Hedgehog" means (a) a protein that is a member of the Vertebrate Hedgehog Family and whose amino acid sequence is substantially the same, in whole or in part, as that set forth in Schedule A and (b) a protein that is the human homologue of the protein described in (a).

      1.18 "Development Program" means a development program, initiated upon the exercise by Biogen of the option set forth in Section 3.6, that is undertaken by the Parties with respect to an Ontogeny Hedgehog Protein to develop and commercialize Hedgehog-based Molecular Entity(ies).

      1.19 "Disease Indication" means (a) with respect to a Phase II or Phase III clinical trial, a disease indication listed in the indication definition in the clinical trial protocol and (b) with respect to an IND or an NDA. the disease indication for which approval is being sought, as listed in the application.

      1.20 "Effective Date" means the date of this Agreement.

      1.21 "FDA" means the United States Food and Drug Administration.

      1.22 "Field" means all therapeutics and prophylactics, other than therapeutics and prophylactics based on the administration of cells (except with respect to autologous cells administered in connection with Hedgehog Gene Therapy), that are administered by the Specified Delivery Methods for any disease indication, other than the excepted disease indications set forth in Schedule B.

      1.23 "First Commercial Sale" means, with respect to each Licensed Product or Ontogeny Product, as the case may be, the first commercial sale of such product by a Party, its Affiliates, Sublicensees and/or distributors in a country in the Territory, other than for clinical trial purposes or for compassionate use.

      1.24 "FTE" means a full time equivalent scientific person year (consisting of a total of one thousand eight hundred eighty (1,880) hours per year of scientific work on or directly related to the Collaboration), carried out by an Ontogeny employee, having at least a Bachelor's Degree. Scientific work on or directly related to the Collaboration to be performed by Ontogeny employees can include, but is not limited to, experimental laboratory work, recording and writing of results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, managing external collaborators, participating in regulatory and/or clinical work, writing and reviewing patent applications, developing and applying computer programs related to the Collaboration, and carrying out project management duties.

      1.25 "Fundamental Hedgehog Gene Therapy Collaboration Technology" means all Biogen's Solely-Owned Collaboration Technology (as defined in Section 7.1(a)) which is specific to Gene Therapy and which covers (i) any modifications to any Hedgehog-based Molecular Entity or (ii) any expression, promoter or enhancer elements that are required for the expression of any Hedgehog-based Molecular Entity. For purposes of this definition, the addition of a promoter or control or regulation element shall not be deemed to be a modification of the Hedgehog-based Molecular Entity.

      1.26 "Gene Therapy" means the injection, application or other mode of administration of a therapeutic product that comprises a nucleic acid or a functional analog thereof, including, but not limited to, in combination with a vector, which is intended, upon delivery into a patient (including, but not limited to, through the administration of autologous cells), to provide a gene product encoded therein that is expressed.

      1.27 "Good Faith Intent to Develop" means the intent to develop a Hedgehog-based Molecular Entity for a disease indication in the Field, where such intent is evidenced by ongoing work in connection with a written workplan that shall be approved by a majority of the JRMC on or prior to the termination of the Research Phase (or, in the event Biogen initiates a Development Program with respect to all three Ontogeny Hedgehog Proteins, a written workplan that shall be approved by a majority of the JRMC on or prior to return, if any, of the first Ontogeny Hedgehog Protein to Ontogeny pursuant to a Biogen Early Termination Notification (as that term is defined in Section 2.2(b)) or Mandatory Termination (as that term is defined in Section 6.3)), such approval not to be unreasonably withheld, which workplan shall describe planned research and development activities (including specific commercialization milestones and a timeline) directed towards development and commercialization of such Hedgehog-based Molecular Entity for such disease indication.

      1.28 "Gross Sales" means the gross amount invoiced on sales to independent third parties of (a) a Licensed Product by Biogen and/or its Affiliates and/or Sublicensees or (b) an Ontogeny Product by Ontogeny and/or its Affiliates, as applicable.

      1.29 "Harvard License Agreement" means the license agreement, dated February 9, 1995, between Ontogeny and the President and Fellows of Harvard College, pursuant to which Ontogeny is granted selected rights to proprietary Technology relating to the Vertebrate Hedgehog Family.

      1.30 "Hedgehog-based Molecular Entity" means a molecular entity that is
(a) an Ontogeny Hedgehog Protein, (b) a peptide fragment of an Ontogeny Hedgehog Protein where such peptide fragment consists of a sequence of amino acids that is contained within such Ontogeny Hedgehog Protein, (c) an entity that is a variant of (a) or (b) where such variant is (i) an entity whose structure has been altered or (ii) an entity consisting of (a) or (b) conjugated with another entity, where such alteration or conjugation has been done in order to confer upon the variant a feature or property not possessed by (a) or (b) (such as altered pharmacokinetic or pharmacodynamic properties, ease-of-manufacturing, uniqueness, ease-of-manipulation for preclinical research and development, etc.), or (d) a nucleic acid or a functional analog thereof encoding either (a),
(b) or ( c) above and excluding anti-sense molecular entities.

      1.31 "Hedgehog Gene Therapy" means Gene Therapy where the therapeutic product comprises a nucleic acid or functional analog thereof of the type described in Section 1.29(d), provided that Hedgehog Gene Therapy shall be limited to (a) oral or systemic injection or application, (b) other applications for systemic effect, and (c) in the case of disorders of the central nervous system, in addition to (a) and (b), delivery that is through the blood brain barrier into the cerebrospinal fluid or directly into the central nervous system.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

      1.32 "Hedgehog Specific Gene Therapy Collaboration Technology" means Biogen's Solely-Owned Collaboration Technology (as defined in Section 7.1(a)), exclusive of Fundamental Hedgehog Gene Therapy Collaboration Technology, which
(a) has specific applicability to Hedgehog Gene Therapy where the therapeutic product comprises a Hedgehog-based Molecular Entity and (b) works selectively better for a therapeutic product comprising a Hedgehog-based Molecular Entity than it does for a therapeutic product comprising a gene other than a Hedgehog-based Molecular Entity.

      1.33 "IND" means an Investigational New Drug Application filed with the FDA of an equivalent filing in any Major Market Country.

      1.34 "Indian Hedgehog" means (a) a protein that is a member of the Vertebrate Hedgehog Family and whose amino acid sequence is substantially the same, in whole or in part, as that set forth in Schedule A, and (b) a protein that is the human homologue of the protein described in (a).

      1.35 "Lead Protein" means the one Ontogeny Hedgehog Protein which is the subject of a Development Program that is designated as the "Lead Protein" by Biogen on or prior to the termination of the Research Phase, subject to Section 3.6.

      1.36 "Licensed Product" means a product that comprises a Hedgehog-based Molecular Entity (a) (i) that is based on an Ontogeny Hedgehog Protein that was the subject of a Development Program that was not terminated by Biogen pursuant to a Biogen Early Termination Notification (as that term is defined in Section 2.2(b)) or terminated by Ontogeny pursuant to a Mandatory Termination (as that term is defined in Section 6.3), and (ii) with respect to which the Biogen Research License (as that term is defined in Section 3.1(a)) was not terminated pursuant to a Requested Termination (as that term is defined in Section 3.1(a)) under the terms of Section 3.1(a), and (b) which, or the manufacture, use or sale of which, (i) is covered by a Valid Claim of any Ontogeny Patent Rights and/or any Collaboration Patent Rights in the country where such product is manufactured, used or sold, and/or (ii) embodies any of the Ontogeny Technology and/or the Collaboration Technology.

      1.37 "Major Market Country" means the [**], [**], [**], [**], [**], [**],
[**], [**] or [**].

      1.38 "NDA" means a New Drug Application filed with the FDA or an equivalent filing in any Major Market Country.

      1.39 "Net Sales" means the Gross Sales of a Licensed Product or an Ontogeny Product, as the case may be, less the following items, provided that such items are included in the amount invoiced and do not exceed reasonable and customary amounts in the country in which such sale or other disposition occurred: (a) trade, cash and quantity discounts actually allowed and taken; (b) excises, sales taxes or other taxes imposed upon and paid with respect to such sales (excluding national, state or local taxes based on income); (c) freight, insurance and other transportation charges incurred in shipping a Licensed Product or an Ontogeny Product, as the case may be, to third parties; (d) amounts repaid or credited by reason of rejections, defects, recalls or returns or because of retroactive price reductions; (e) import or export duties or their equivalent and (f) rebates paid pursuant to (government regulations. Such amounts shall be determined from the books and records of a Party and/or its Affiliates and/or Sublicensees, as applicable, maintained in accordance with generally accepted accounting principles, consistently applied.

      If a Licensed Product or an Ontogeny Product, as the case may be, is sold, leased, used or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services) in a transaction that is not an outright arm's length sale to an independent third party, then the gross amount invoiced in such transaction shall be deemed to be the gross amount that would have been paid had there been such a sale at the average sale price of such Licensed Product or Ontogeny Product, as the case may be, during the applicable royalty reporting period in the country in which such disposition took place. The preceding sentence shall not apply to the distribution at no cost of Licensed Products or Ontogeny Products, as the case may be, to (i) physicians, hospitals or clinics for promotional purposes or (ii) academic investigators for research or clinical trial purposes. Net Sales shall also include any consideration received by a Party and/or its Affiliates and/or Sublicensees, as applicable, in respect of the sale, use or other disposition of a Licensed Product or an Ontogeny Product, as the case may be, in a country prior to the receipt of all regulatory approvals required to commence full commercial sales of such Licensed Product or Ontogeny Product, as the case may be, in such country (e.g., sales under "treatment INDs", "named patient sales", "compassionate use sales", or their equivalents), other than the sale, use or other disposition of such Licensed Product or Ontogeny Product, as the case may be, in the course of any clinical trial conducted in order to obtain regulatory approval of such product or for other research purposes.

      In the event that a Licensed Product or an Ontogeny Product, as the case may be, is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/A+B where A is the average sale price of the Licensed Product or the Ontogeny Product, as the case may be, when sold separately in finished form and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period in the country in which the sale of the Combination Product was made or, if sales of both the Licensed Product or the Ontogeny Product, as the case may be, and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Licensed Product or the Ontogeny Product, as the case may be, and all other product(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the fair market value of the Licensed Product or the Ontogeny Product, as the case may be, and D is the fair market value of all other pharmaceutical product(s) included in the Combination Product, in each case as determined by mutual agreement of the Parties. As used above, the term "Combination Product" means any pharmaceutical product which comprises a Licensed Product or an Ontogeny Product, as the case may be, and other active compounds and/or ingredients.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

      1.40 "Non-Lead Protein" means any Ontogeny Hedgehog Protein which is the subject of a Development Program that is not designated the Lead Protein.

      1.41 "Ontogeny Hedgehog Protein" means Desert Hedgehog and/or Indian Hedgehog and/or Sonic Hedgehog.

      1.42 "Ontogeny Intellectual Property Rights" means (a) the Ontogeny Patent Rights and (b) any other intellectual property rights in and to the Ontogeny Technology, which Ontogeny owns or otherwise has the right to grant licenses under, including without limitation those rights obtained by Ontogeny under the Columbia License Agreement and the Harvard License Agreement.

      1.43 "Ontogeny Patent Rights" means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention and utility models) throughout the world, covering or relating to the Ontogeny Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part or supplemental protection certificates, which Ontogeny owns, or otherwise has the right to grant licenses under.

      1.44 "Ontogeny Product" means a product that comprises a Hedgehog-based Molecular Entity (a)(i) that is based on an Ontogeny Hedgehog Protein that was not the subject of a Development Program, (ii) that is based on an Ontogeny Hedgehog Protein that was the subject of a Development Program that was terminated by Biogen pursuant to a Biogen Early Termination Notification (as that term is defined in Section 2.2(b)), (iii) with respect to which the Biogen Research License (as that term is defined in Section 3.1(a)) was terminated by Biogen pursuant to a Requested Termination (as that term is defined in Section 3.1(a)) under the terms of Section 3.1(a), or (iv) that is based on an Ontogeny Hedgehog Protein that was the subject of a Development Program that was terminated by Ontogeny pursuant to a Mandatory Termination (as that term is defined in Section 6.3), but (b) which, or the manufacture, use or sale of which, (i) is covered by a Valid Claim of any Biogen Patent Rights and/or any Collaboration Patent Rights solely or Jointly owned by Biogen in the country where such Hedgehog-based Molecular Entity is manufactured, used or sold, and/or
(ii) embodies any of the Biogen Technology and/or the Collaboration Technology solely or jointly owned by Biogen.

      1.45 "Ontogeny Technology" means all Technology, exclusive of the Collaboration Technology, which Ontogeny owns or otherwise has the right to grant licenses under as of the Original Effective Date or during the term of the Collaboration, which is reasonably necessary to either or both Parties in order to discover, research, develop, make, use, sell or seek approval to market a therapeutic or prophylactic product that comprises a Hedgehog-based Molecular Entity, including without limitation Technology to which Ontogeny has rights under the Columbia License Agreement and the Harvard License Agreement.

      1.46 "Original Effective Date" means July 1, 1996.

      1.47 "Party" means Ontogeny or Biogen; "Parties" means Ontogeny and
Biogen.

      1.48 "Protected Indications" means [**] disease indications in the Field which shall be designated by Biogen in the manner set forth in Section 2.2(c).

      1.49 "Research Phase" means the phase of the Collaboration, as more fully described in Section 2.1, during which the Parties shall cooperate in the conduct of the Research Program.

      1.50 "Research Program" means the research activities, as more fully defined in the Research Workplan, conducted by the Parties during the Research Phase and undertaken with the goal of determining the therapeutic or prophylactic utility of products comprising a Hedgehog-based Molecular Entity that are administered by the Specified Delivery Methods.

      1.51 "Research Workplan" means the workplan, attached as Schedule C, as it may be updated from time to time by mutual agreement of the parties, that describes the research activities to be conducted by the Parties in the course of the Research Program during the Research Phase.

      1.52 "Restricted Protein" means a protein that is designated by Biogen pursuant to Section 2.2(c) that is subject to certain restrictions on development and commercialization in indications in the Field pursuant to
Section 2.4(c).

      1.53 "Sonic Hedgehog" means a protein that is a member of the Vertebrate Hedgehog Family and whose amino acid sequence is substantially the same, in whole or in part, as that set forth in Schedule A.

      1.54 "Specified Delivery Methods" means (a) delivery that is either oral or through systemic in injection or application, (b) in the case of disorders of the central nervous system, in addition to (a), delivery that is through the blood brain barrier into the cerebrospinal fluid or directly into the central nervous system and (c) Hedgehog Gene Therapy.

      1.55 "Sublicensee" means any third party other than an Affiliate granted the right, subject to the terms and conditions of Article 3, to make, use and sell a Licensed Product or an Ontogeny Product, as the case may be, but not including a third party that is not granted the right to make such Licensed Product or Ontogeny Product, as the case may be, but merely purchases such Licensed Product or Ontogeny Product, as the case may be, in finished form for resale.

      1.56 "Technology" means information (whether or not patentable and whether or not copyrightable), including without limitation, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, applications, specifications, drawings, techniques, processes, research, technical data, know-how, apparatuses, equipment, samples, biological materials, vectors, inventions, discoveries, and the like.

      1.57 "Territory" means all countries of the world.

      1.58 "Therapeutic Area" means a therapeutic area listed in Schedule D.

      1.59 "Valid Claim" means a claim which (a) in the case of any unexpired United States or foreign patent, shall not have been donated to the public, disclaimed nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision or (b) in the case of any United States or foreign patent application, shall not have been cancelled, withdrawn, abandoned, rejected by an administrative agency from which no appeal can be taken nor been pending for more than seven (7) years.

      1.60 "Vertebrate Hedgehog Family" means a family of proteins that cause tissue and organ induction, consisting of the Ontogeny Hedgehog Proteins and any other protein whose amino acid sequence is at least fifty percent (50%) homologous with the amino acid sequence of any Ontogeny Hedgehog Protein.

                          Article 2. The Collaboration

      2.1 Research Phase.

          (a) Scope and Conduct of the Research Program. The Parties hereby agree to cooperate in the conduct of the Research Program during the Research Phase. The Research Program shall be conducted in accordance with the provisions of the Research Workplan. Within sixty (60) days of the Effective Date, the Research Workplan shall be amended by the parties and attached hereto as Schedule C, amending and replacing in its entirety any then-current Schedule C. In conducting, the Research Program, the Parties shall have and maintain sufficient flexibility to shift effort and emphasis within the overall scope of the Research Workplan in a manner that will best result in the identification and characterization of drug candidates comprising a Hedgehog-based Molecular Entity with potential utility in the Field. During the course of the Research Program, each Party shall (i) communicate regularly and work collaboratively with the other Party and (ii) use commercially reasonable efforts to fulfill its obligations under the Research Program as described in this Article 2 and, in greater detail, in the Research Workplan and any amendments thereof.

          (b) Management of the Research Program.

          (i) The Project Team. The Research Program shall be managed by a project team (the "Project Team"), consisting of an equal number, to be determined by the Parties, of representatives from Ontogeny and from Biogen, and led by a representative of Biogen and a representative of Ontogeny (the "Leaders of the Project Team"). The Project Team shall be responsible for implementing, coordinating, reviewing and exchanging information regarding the research activities of the Parties, as set forth in the Research Workplan, and for all tactical decisions related to the Research Program. In addition, each Party may at its discretion invite nonvoting employees, consultants or scientific advisors to attend the meetings of the Project Team as long as such parties are bound by an obligation of confidentiality to the Party on whose behalf they attend. The Project Team shall meet no less frequently than once each month and shall meet at such other times as deemed appropriate by the Leaders of the Project Team. Each Party may change any one or more of its representatives on the Project Team at any time upon notice to the other Party. The location of the Project Team meetings shall alternate between Ontogeny and Biogen, or as otherwise mutually agreed.

          (ii) The Joint Research Management Committee. The activities of the Project Team shall be supervised by a joint research management committee (the "JRMC"), consisting of three (3) representatives designated by Ontogeny and three (3) representatives designated by Biogen. The representatives on the JRMC shall select a chairperson from among themselves to serve for a period of twelve
(12) months, with the position of chairperson alternating annually between a representative from Ontogeny and a representative from Biogen. The JRMC shall be responsible for all strategic decisions related to the Research Program. In addition to supervising

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

the activities of the Project Team and making strategic decisions, the JRMC shall be responsible for reviewing the progress of the Research Program and, if necessary, modifying the short-term goals of, and the resource allocations within, the Research Program, provided, however, that no such modification shall
(i) alter the terms of this Agreement or (ii) materially increase the responsibilities of, or the level of expenses to be incurred by, either Party without the prior approval of such Party. Each Party shall cause its representatives to attend the meetings of the JRMC. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing representative. In addition, each Party may at its discretion invite nonvoting employees, consultants or scientific advisors to attend the meetings of the JRMC as long as such parties are bound by an obligation of confidentiality to the Party on whose behalf they attend. The JRMC shall meet no less frequently than once each calendar quarter, and shall meet at such other times as deemed appropriate by the JRMC. Formal minutes of each meeting of the JRMC shall be kept and shall be provided, in a timely fashion, to each representative on the JRMC. Each Party may change any one or more of its representatives on the JRMC at any time upon notice to the other Party. The location of the JRMC meetings shall alternate between Ontogeny and Biogen, or as otherwise mutually agreed.

          (iii) Management Team Decisions. The unanimous agreement of the Leaders of the Project Team shall be required to take any action within the purview of the Project Team. If the Project Team is unable to agree on any issue within its purview, the issue shall be resolved by the JRMC. Except as otherwise set forth in Section 1.26 of this Agreement, the unanimous agreement of the members of the JRMC shall be required to take any action. Any member of the JRMC who is not present at any meeting, either in person or by a designated alternate, may appoint another representative or alternate as his/her proxy to act on his/her behalf on all matters coming to a vote. The JRMC may conduct meetings in person or by telephone or video conference. If the JRMC is unable to reach a unanimous agreement on any issue within its purview, such issue shall be referred to the Chief Executive Officer of Ontogeny and the Chief Executive Officer of Biogen for resolution. If the Chief Executive Officer of Ontogeny and the Chief Executive Officer of Biogen are unable to reach agreement on any issue regarding the Research Program, then such issue shall be submitted to arbitration pursuant to the provisions set forth in Section 11.4 and the arbitrators shall have the authority to (i) direct the Parties as to the manner in which the Parties shall resolve the issue, or (ii) render a final decision with respect to such issue. The arbitrators shall have no authority to amend this Agreement or the Research Workplan.

          (c) Obligations of the Parties. Ontogeny shall provide, and Biogen shall support (pursuant to Section 4.3(a)), the personnel required to supply [**] FTEs per year for the term of the Research Program. In addition, Biogen shall make a commitment, in the form of personnel and/or other resources to be determined by Biogen, that is equivalent in direct financial value to the personnel commitment made by Ontogeny, except that, for the purposes of this
Section 2.1(c), each FTE per year contributed by Biogen shall be regarded as equivalent to a contribution of [**] of value per year toward Biogen's total commitment. Subject to the direction of the JRMC, each Party shall have the responsibility, during the Research Phase, to conduct those research activities that are assigned to such Party in the Research Workplan.

          (d) Term. The Research Phase commenced on the Original Effective Date and shall continue until the earliest to occur of (i) the fifth anniversary of the Original Effective

Date, (ii) the fourth anniversary of the Original Effective Date in the event that Biogen does not initiate at least one Development Program on or prior to such date and the termination of this Agreement.

      2.2 Commercialization Phase.

          (a) Scope and Conduct of the Commercialization Program. The Commercialization Phase shall commence if and only if Biogen elects to initiate at least one Development Program pursuant to Section 3.6. The Commercialization Program shall consist of the Development Program(s) undertaken by the Parties during the Commercialization Phase. In the event that Biogen elects to initiate the Commercialization Phase, the Parties shall cooperate in the conduct of the Commercialization Program. During the course of the Commercialization Program, each Party shall (i) communicate regularly and work collaboratively with the other Party and (ii) use commercially reasonable efforts to fulfill its obligations under the Commercialization Program as described in this Section 2.2.

          (b) Development Program(s). Each Development Program initiated by Biogen, if any, shall be based on the study of one of the three Ontogeny Hedgehog Proteins and shall have as its goal the development and commercialization of a product or products comprising one or more Hedgehog-based Molecular Entities that derive from such Ontogeny Hedgehog Protein. Each Party shall have the responsibility, during the term of the Development Program, to conduct those development, manufacturing and commercialization activities that are assigned to such Party in a development and commercialization plan prepared by Biogen and approved by Ontogeny (the "Development and Commercialization Plan") which such approval shall not be unreasonably withheld. It is anticipated that the Development and Commercialization Plan shall provide that (i) the Development Program shall be managed by development and commercialization committees established and staffed by Biogen, provided, however, that non-voting representatives of Ontogeny shall be permitted to attend (1) all meetings of such committees that are devoted solely to the review of the Development Program and all meetings of such committees that are devoted solely to a review of other activities directly related to the development, manufacturing and commercialization of any product(s) comprising a Hedgehog-based Molecular Entity(ies) based on the Ontogeny Hedgehog Protein that is the subject of such Development Program, and (2) only at Biogen's invitation, other Biogen meetings covering the development and commercialization activities related to such Development Program, (ii) Biogen shall have the major responsibility for the development and commercialization of any product(s) comprising a Hedgehog-based Molecular Entity(ies) based on the Ontogeny Hedgehog Protein that is the subject of the Development Program, provided, however, that Ontogeny shall participate with Biogen in (1) the preclinical development of such product(s) (with all data provided to, and considered Confidential Information of, Biogen), (2) at Biogen's option where appropriate, the clinical development of such product(s) in the United States (with all data provided to, and considered Confidential Information of, Biogen), and (3) subject to Biogen's reasonable discretion after mutual good faith discussion between the Parties, the marketing of (not including sales), and the professional education activities with respect to, such product(s) in the Territory, and (iii) Biogen shall have the responsibility for all aspects of the manufacture (either by itself or by one of its Affiliates or using a contract manufacturer or otherwise) of any product(s) comprising a Hedgehog-based Molecular Entity based on the Ontogeny Hedgehog Protein that is the subject of the Development Program, provided, however,

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

that in the event that Biogen elects to have such product(s) bulk manufactured by more than one manufacturing source in the United States, and Ontogeny is or will be, in Biogen's reasonable opinion, capable of manufacturing bulk commercial product to meet Biogen's commercially reasonable schedule, Biogen shall grant to Ontogeny the right of first refusal to manufacture such product as a second manufacturing source in the United States, under the terms of a manufacturing agreement to be negotiated in good faith by the Parties. In the event that a Development Program is initiated by Biogen, Biogen hereby agrees to provide Ontogeny, at Ontogeny's reasonable request, with copies of or, at Biogen's option, detailed summaries of, those substantive documents relating to the preclinical and clinical development, regulatory affairs, manufacture and/or marketing of any product(s) comprising a Hedgehog-based Molecular Entity(ies) based on the Ontogeny Hedgehog Protein that is the subject of such Development Program, as well as copies of or, at Biogen's option, detailed summaries of, any other substantive documents relating to such product(s) that are reasonably requested by Ontogeny, provided, however, that Biogen may delete information from the above documents that it determines, in its sole commercially reasonable discretion, is sensitive commercial of financial information of Biogen. In the event that a Development Program is initiated by Biogen, Biogen also agrees to hold two (2) strategy meetings per year. The purpose of these meetings will be for Ontogeny and Biogen to discuss the overall strategy and direction of the Development Program(s), including any significant changes since the last strategy meeting. The meetings shall be attended by at least three people from each Party, two of whom will be vice president level or above, and each Party shall provide representation from its business and from its scientific departments. A Development Program, if initiated, shall commence upon the date on which Biogen exercises its option with respect to such Development Program, pursuant to Section 3.6, and shall terminate upon the earliest of (i) the First Commercial Sale in the first Major Market Country of the first Licensed Product comprising a Hedgehog-based Molecular Entity based on the Ontogeny Hedgehog Protein that was the subject of such Development Program, (ii) the receipt by Ontogeny of written notification from Biogen of Biogen's decision to terminate such Development Program (a "Biogen Early Termination Notification"), (iii) a Mandatory Termination (as that term is defined in Section 6.3) with respect to such Development Program and (iv) the termination of this Agreement.

          (c) Protected Indications. In the event that Biogen has commenced a Development Program, Biogen may, by providing written notice to Ontogeny on or prior to the earliest to occur of (i) a Biogen Early Termination Notification (as that term is defined in Section 2.2(b)), (ii) the occurrence of a Mandatory Termination (as that term is defined in Section 6.3) and (iii) the termination of the Research Phase, designate [**] disease indications as Protected Indications. Notwithstanding the foregoing, if, at the end of the Research Phase, Biogen has ongoing Development Programs with respect to all three Ontogeny Hedgehog Proteins, Biogen shall be entitled to delay designation of the Protected Indications until the occurrence of a Mandatory Termination or delivery of a Biogen Early Termination Notification, if any, with respect to one of the Development Programs. Along with designation of the Protected Indications, Biogen shall designate which of the Ontogeny Hedgehog Proteins will be Restricted Proteins with respect to the Protected Indications. Biogen shall pay Ontogeny a fee of [**] Dollars ($[**]) (a "Restriction Fee") for each Ontogeny Hedgehog Protein designated as a Restricted Protein (whether restricted as to [**] or [**]), provided that any Ontogeny Hedgehog Protein that is the subject of a Development Program shall automatically become a Restricted Protein in the event of termination of the Development Program with respect to such Ontogeny

Hedgehog Protein whether pursuant to a Biogen Early Termination Notification or a Mandatory Termination without the payment of any additional Restriction Fee. In the event that all Development Programs are terminated either through Biogen Early Termination Notifications, Mandatory Terminations or the termination of this Agreement, such Protected Indications shall no longer be characterized as "Protected Indications."

          (d) Biogen Representation on Ontogeny Board of Directors. Upon the initiation, if any, of the Commercialization Phase, Ontogeny shall grant to Biogen the right to designate one individual to serve on the Ontogeny board of directors (the "Ontogeny Board") subject to approval by Ontogeny, which approval shall not be unreasonably withheld. In the event of any such designation (including any designation to fill a vacancy created by the departure of a prior Biogen designee), Ontogeny shall use its best efforts to cause the election of such designee to the Ontogeny Board. If elected such Biogen designee (the "Biogen Board Member") shall continue to serve on the Ontogeny Board until the earliest of (i) the termination by Biogen of the Commercialization Phase, (ii) the date on which Biogen has sold more than fifty percent (50%) of the shares of capital stock purchased by it from Ontogeny (or shares of common stock issued upon conversion thereof), (iii) the completion of the first Phase III clinical trial for any Licensed Product, (iv) July 1, 2011 and (v) the termination of this Agreement. In the event that Ontogeny shall become a public company while Biogen has the right to designate a Biogen Board Member, Ontogeny shall continue to nominate the Biogen Board Member to serve as a member of the Ontogeny Board, but his/her annual election shall be subject to the approval of the shareholders of Ontogeny.

          (e) Term. The Commercialization Phase shall commence on the initiation, if any, of the first Development Program and shall continue until the earliest of (i) completion of each of the Development Programs initiated by Biogen, (it) the early termination (pursuant to Biogen Early Termination Notification or Mandatory Termination) of each of the Development Programs initiated by Biogen or (iii) the termination of this Agreement. The term of the Commercialization Phase, if any, shall overlap that of the Research Phase until the termination of the Research Phase.

      2.3 Accounting and Internal Controls. Biogen and Ontogeny shall each conduct the Collaboration in accordance with high standards of business ethics and maintain accounts in accordance with generally accepted accounting principles consistently applied and, specifically, shall (a) maintain full and accurate books, records and accounts (the "Collaboration Records") which shall, in reasonable detail, accurately and fairly reflect all transactions relating to the Collaboration and (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and as otherwise required to comply with all tax statutes, and to maintain accountability for assets. During the term of, and for a twelve (12) month period following the termination of, the Collaboration, each Party shall have the right quarterly at such Party's expense to have an independent, certified public accountant, reasonably acceptable to the other Party, review such other Party's Collaboration Records in the location(s) where such Collaboration Records are maintained by such other Party upon reasonable notice and during regular business hours for the

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

sole purpose of verifying the expenditures by such other Party with respect to the Collaboration. Results of such review shall be made available to both Parties.

      2.4 Restrictions.

          (a) Biogen Restrictions. Biogen hereby agrees that, except as otherwise provided in this Agreement, Biogen shall not, either alone or in collaboration with others or through a Sublicensee, research, develop, manufacture or commercialize any product that embodies, or is developed through the use of, Technology related to the Vertebrate Hedgehog Family, for a period commencing on the Original Effective Date and ending [**] following the termination of the Research Phase.

          (b) Ontogeny Restrictions Outside the Field. Ontogeny hereby agrees that Ontogeny shall not, either alone or in collaboration with others or through a Sublicensee, develop, manufacture or commercialize any therapeutic or prophylactic product outside the Field that comprises the same Hedgehog-based Molecular Entity in the same formulation for the same method of delivery as a Hedgehog-based Molecular Entity being developed by Biogen under a Development Program.

          (c) Ontogeny Restrictions Within the Field. Ontogeny hereby agrees that Ontogeny shall not during the term of this Agreement, either alone or in collaboration with others or through a Sublicensee (and shall cause its Sublicensees to agree in writing not to), develop (including but not limited to the conduct of clinical trials) or market (including but not limited to any promotion or labeling) Ontogeny Products in the Field based on any Restricted Protein in any Protected Indication.

                           Article 3. Grant of Rights

      3.1 License Grants for Research Purposes.

          (a) License Grant by Ontogeny. Subject to the payment of the research license fee provided in Section 4.1 and the fulfillment by Biogen of its obligations under this Agreement, Ontogeny hereby grants to Biogen, and Biogen hereby accepts, a fully paid-up, non-royalty bearing co-exclusive license (with Ontogeny) (or sublicense, as the case may be, with respect to Ontogeny Intellectual Property Rights obtained under license from a third party, including a sublicense to rights granted under the Columbia License Agreement and the Harvard License Agreement), without the right to grant sublicenses, under the Ontogeny Intellectual Property Rights and Ontogeny's rights in and to the Collaboration Technology, to practice the Ontogeny Technology and the Collaboration Technology for the purpose of conducting research within the Territory under the Research Program in order to identify drug candidates that comprise Hedgehog-based Molecular Entities for use in the Field (the "Biogen Research License"). The Biogen Research License shall terminate upon the termination of the Research Phase. Notwithstanding the foregoing, Ontogeny shall have the right to request, from time to time, that Biogen terminate the Biogen Research License with respect to specific Hedgehog based Molecular Entities that are of no further interest to Biogen, and Biogen agrees to consider such request in good faith, but Ontogeny acknowledges that Biogen shall be under no obligation to agree to any such request (a "Requested Termination"). In the event that Biogen agrees to such request in writing, a Hedgehog-based Molecular Entity as to which the Biogen Research License has been terminated shall not be available to Biogen for development under a Development Program.

          (b) License Grant by Biogen. Subject to the fulfillment by Ontogeny of its obligations under this Agreement, Biogen hereby grants to Ontogeny, and Ontogeny hereby accepts, a fully paid-up, non-royalty bearing co-exclusive license (with Biogen), without the right to (grant sublicenses, under the Biogen Intellectual Property Rights and Biogen's rights in and to the Collaboration Technology (excluding Biogen Gene Therapy Technology), to practice the Biogen Technology and the Collaboration Technology for the purpose of conducting research within the Territory under the Research Program in order to identify drug candidates that comprise Hedgehog-based Molecular Entities for use in the Field (the "Ontogeny Research License"). The license granted to Ontogeny under the preceding sentence shall be limited to the identified purpose, and, subject to Section 2.4, shall not be deemed to limit Biogen's rights under the Biogen Intellectual Property Rights or Biogen's rights in and to the Collaboration Technology. The Ontogeny Research License shall terminate upon the termination of the Research Phase.

      3.2 License Grants with Respect to Products that Comprise Hedgehog-based Molecular Entities.

          (a) License Grant by Ontogeny. In the event that Biogen exercises the option set forth in Section 3.6, Ontogeny shall grant to Biogen, and Biogen shall accept, a royalty bearing (at the rates set forth in Section 4.7(a)) exclusive license (or sublicense, as the case may be, with respect to Ontogeny Intellectual Property Rights obtained under a license from a third party, including a sublicense to rights granted under the Columbia License Agreement and the Harvard License Agreement), under the Ontogeny Intellectual Property Rights and Ontogeny's rights in and to the Collaboration Technology, to develop, make, have made, import, use, have used, offer to sell, sell, and have sold Licensed Products in the Field within the Territory. Such license shall include the right to grant sublicenses pursuant to Section 3.5. Ontogeny acknowledges that the license granted hereunder shall be effective automatically on the terms contained herein upon exercise of such option by Biogen, and no further agreement or action by the Parties shall be necessary to effect such license.

          (b) License Grant by Biogen for Ontogeny Products. Upon the earliest to occur of (i) a Biogen Early Termination Notification, (ii) the occurrence of a Mandatory Termination, and (iii) the termination of the Research Phase, Biogen shall grant to Ontogeny, and Ontogeny shall accept, an exclusive license, under the Biogen Intellectual Property Rights and Biogen's rights in and to the Collaboration Technology (excluding Biogen's rights in Biogen Gene Therapy Technology), to develop, make, have made, import, use, have used, offer to sell, sell, and have sold Ontogeny Products in and outside the Field within the Territory, subject to the limitations set forth in Sections 2.4(c); provided, however, that such license to develop, make, have made, import, use, have used, offer to sell, sell, and have sold Ontogeny Products outside the Field within the Territory with respect to Hedgehog Specific Gene

Therapy Collaboration Technology shall be granted only upon the termination of the Research Phase and that such license to develop, make, have made, import, use, have used, offer to sell, sell, and have sold Ontogeny Products in the Field within the Territory with respect to Hedgehog Specific Gene Therapy Collaboration Technology shall be granted only upon the termination of' this Agreement. Such license shall include the right to grant sublicenses pursuant to
Section 3.5; provided that the right to grant sublicenses under the license granted to Ontogeny under this Section 3.2(b) to the Biogen Intellectual Property Rights and Biogen's rights in and to the Collaboration Technology shall not extend to the development manufacture, import, marketing, use or sale of Ontogeny Products based on an Ontogeny Hedgehog Protein in any disease indications that Biogen has a Good Faith Intent to Develop. Biogen shall notify Ontogeny if at any time Biogen no longer has a Good Faith Intent to Develop such disease indications. The license granted to Ontogeny by Biogen under this
Section 3.2 (b) shall be royalty bearing solely with respect to an Ontogeny Product that is covered by a Valid Claim of any Biogen Patent Rights or embodies any of the Biogen Technology (a "Royalty Bearing Ontogeny Product"), and otherwise such license shall be non-royalty bearing with respect to an Ontogeny Product (a "Non-Royalty Bearing Ontogeny Product"). Royalties shall be calculated in accordance with the rates set forth in Section 4.7(b) below. In the event that Biogen owes a royalty to a third party on the sale of a Non-Royalty Bearing Ontogeny Product, Ontogeny shall reimburse Biogen for the royalty paid to the third party on account of such sales, up to the amount that would be payable by Ontogeny to Biogen if such Ontogeny Products were Royalty Bearing Ontogeny Products. Subject to Section 2.4 and Section 3.3(b), Biogen retains all rights under the Biogen Intellectual Property Rights and all of Biogen's rights in and to the Collaboration Technology, with respect to products other than Ontogeny Products.

          (c) License Grant by Biogen - Outside the Field. Commencing on the Effective Date, Biogen shall grant to Ontogeny, and Ontogeny shall accept, a non-royalty bearing, exclusive license in the Territory, with the right to grant sublicenses consistent with Section 3.5, under Biogen's rights in and to the Collaboration Technology, (excluding Biogen's rights in Biogen Gene Therapy Technology) to develop, make, have made, import, use, have used, offer to sell, sell and have sold outside the Field products that comprise a Hedgehog-based Molecular Entity ("Outside the Field Products"); provided, however, that such license to develop, make, have made, import, use, have used, offer to sell, sell and have sold Outside the Field Products with respect to Hedgehog Specific Gene Therapy Collaboration Technology shall be granted only upon the termination of the Research Phase. In the event that Biogen owes a royalty to a third party on the sale of Outside the Field Products, Ontogeny shall reimburse Biogen for the royalty paid to the third party on account of such sales, up to the amount that would be payable by Ontogeny to Biogen if such Outside the Field Products were Royalty Bearing Ontogeny Products.

      3.3 Other License Grants.

          (a) License Grant by Ontogeny for Non-Hedgehog Products. Upon the Effective Date, Ontogeny shall grant to Biogen, and Biogen shall accept, a non-royalty bearing non-exclusive license, under Ontogeny's rights in and to the Collaboration Technology, to (i) practice the Collaboration Technology for the purpose of discovering and developing products that do not embody, or are not developed through the use of, Technology related to the Vertebrate Hedgehog Family (a "Biogen Non-Hedgehog Product"), and (ii) make, have made, import, use, have used, offer to sell, sell and have sold Biogen Non-Hedgehog Products in and outside the Field within the Territory. Such license shall include the right to grant sublicenses pursuant to Section 3.5.

          (b) License Grant by Biogen for Non-Hedgehog Products. Upon the Effective Date, Biogen shall grant to Ontogeny, and Ontogeny shall accept, a non-royalty bearing, non-exclusive license, under Biogen's rights in and to the Collaboration Technology, excluding Biogen Gene Therapy Technology, Fundamental Hedgehog Gene Therapy Collaboration Technology and Hedgehog Specific Gene Therapy Collaboration Technology, to (i) practice the Collaboration Technology for the purpose of discovering and developing products that do not comprise a Hedgehog-based Molecular Entity (an "Ontogeny Non-Hedgehog Product"), and (ii) make, have made, import, use, have used, offer to sell, sell and have sold in the Territory Ontogeny Non-Hedgehog Products in and outside the Field. Such license shall include the right to grant sublicenses pursuant to Section 3.5.

      3.4 Restrictions on Licenses Granted by Ontogeny. The licenses granted by Ontogeny to Biogen under the Ontogeny Intellectual Property Rights, pursuant to
Section 3.1 (a) and Section 3.2(a), are subject to the relevant terms and conditions of the Columbia License Agreement and the Harvard License Agreement (the "In-License Agreements"). To the extent that the licenses granted to Ontogeny under the In-License Agreements become non-exclusive or terminate, the licenses granted to Biogen hereunder with respect to the technology subject to the In-License Agreements shall similarly become non-exclusive or terminate, or, pursuant to the terms of the Harvard License Agreement, shall be assigned to the President and Fellows of Harvard College ("Harvard") at Harvard's option.

      3.5 Sublicensing Obligations. Biogen shall have the right to grant sublicenses pursuant to Section 3.2(a) and Section 3.3(a), and Ontogeny shall have the right to grant sublicenses pursuant to Section 3.2(b), 3.2 (c) and 3.3(b), provided , however, that any sublicense granted by Biogen or Ontogeny, as the case may be, shall be subject to, and consistent with, the terms and conditions of this Agreement, and shall provide that the Sublicensee shall not further sublicense except on terms consistent with this Section 3.5. Biogen or Ontogeny, as the case may be, shall provide Ontogeny or Biogen, as the case may be, with a copy of any sublicense granted pursuant to this Agreement within thirty (30) days after the execution thereof. Such copy may be redacted to exclude confidential scientific information and other information required by a Sublicensee to be kept confidential, provided that all relevant financial terms and information shall be retained therein. In the event of a material default by any Sublicensee under a sublicense agreement, the Party granting the sublicense shall inform the other Party and take such action, after consultation with such other Party, which in the reasonable business judgment of the Party granting such sublicense shall address such default.

      3.6 Commercialization Option. Subject to the fulfillment by Biogen of its obligations under this Agreement, Ontogeny hereby grants to Biogen an option to initiate one or more Development Programs (the "Option"). Such Option is exercisable by Biogen at any time prior to the termination of the Research Phase upon prior written notice to Ontogeny; provided, however, that in the event that Biogen terminates this Agreement on or prior to July 1, 2000 or does not initiate at least one Development Program on or prior to July 1, 2000, (i) the Option shall terminate and (ii) Biogen shall pay the Break Up Fee set forth in
Section 4.5 below. Such notice shall indicate the Ontogeny Hedgehog Protein that is the subject of the Development Program that is to be initiated. In the event that Biogen initiates more than one Development Program in the exercise of the Option, Biogen shall provide Ontogeny with written notification of each Ontogeny Hedgehog Protein that is to be the subject of a Development Program, and


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                Exchange Commission. Asterisks denote omissions.

shall, on or before the end of the Research Phase, designate a Lead Protein. Biogen may change its Lead Protein at any time by providing written notification to Ontogeny, provided that no such change shall occur after the first extension, if any, requested under Section 6.2(l), and no such change shall affect the timeframes set forth in Section 6.2 with respect to diligence obligations.

      3.7 Right of First Offer. In the event that Biogen exercises the Option pursuant to Section 3.6, Ontogeny shall grant to Biogen, a right of first offer (the "Right of First Offer") to collaborate with Ontogeny on one (1) project that Ontogeny desires to exploit in collaboration with a third party (a "New Collaboration Project") in which the Parties shall practice Ontogeny Technology, Collaboration Technology and/or any other Technology, whether or not related to the Vertebrate Hedgehog Family, which (a) Ontogeny owns or otherwise has the right to grant licenses under, (b) is not being practiced as part of a Development Program, (c) is not being practiced as part of a collaboration between Ontogeny and a third party and (d) is not a technology that Biogen previously had an opportunity to pursue under this Agreement, (the "Uncommitted Ontogeny Technology"), in order to discover and develop therapeutic or prophylactic products for use in or outside the Field, other than products (i) based on the administration of cells outside of Gene Therapy or (ii) that are to be developed for any of the disease indications listed in Schedule B. Such right shall (x) be exercisable only during a period of time in which there is any borrowing outstanding under the Line of Credit, (y) terminate upon the earliest of (1) the execution of a definitive agreement with respect to a New Collaboration Project, if any, (2) the termination by Biogen of this Agreement or the Commercialization Phase pursuant to Section 2.2(e)(ii), if any, and (3) the end of the twenty-fourth (24th) month following the initiation of the Commercialization Phase, and (z) operate as follows:

      (1) Ontogeny shall promptly send to Biogen a reasonably detailed notification of each research and development project contemplated by Ontogeny involving the practice of any Uncommitted Ontogeny Technology which Ontogeny desires to exploit in collaboration with a third party (each, a "Proposed Project").

      (2) (Biogen shall respond to Ontogeny within [**] of receipt of such notification indicating its interest in collaborating with Ontogeny with respect to the Proposed Project and in obtaining rights to any intellectual property resulting therefrom.

      (3) For a period of up to [**] after Ontogeny receives notice of Biogen's intention to collaborate with Ontogeny with respect to the Proposed Project, the Parties shall negotiate in good faith a reasonable agreement based upon the anticipated contribution of the Parties to such project and to the development and commercialization of any products resulting therefrom.

      (4) In the event that (i) Biogen fails to respond to Ontogeny [**] of notification by Ontogeny of the Proposed Project, or (ii) Biogen indicates that it is not interested in collaborating with Ontogeny which respect to the Proposed Project, or (iii) the Parties fail to reach a definitive agreement with respect to the Proposed Project within [**] following the receipt by Ontogeny of notice of Biogen's intention to collaborate with Ontogeny on such project (a "Loss of Right Event"), Ontogeny shall be free to pursue the Proposed Project that was the subject of the notification


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                Exchange Commission. Asterisks denote omissions.

            and commercialize any products that result therefrom in collaboration with one or more third parties.

      (5) Ontogeny shall not discuss a Proposed Project with any third party unless and until the occurrence of a Loss of Right Event with respect to such Proposed Project, provided, however, that if discussion of a Proposed Project is initiated by a third party, then Ontogeny may inform such third party of Biogen's Right of First Offer but must refrain from further discussions with such third party with respect to such Proposed Project unless and until the occurrence of a Loss of Right Event.

                         Article 4. Payment Obligations

      4.1 Research License Fee and Stock Purchase. In consideration of the rights granted to Biogen under this Agreement, Biogen (a) paid Ontogeny a non-refundable, non-creditable research license fee of [**] on the Original Effective Date, and (b) purchased from Ontogeny shares of Series C Convertible Preferred Stock of Ontogeny pursuant to a Series C Convertible Preferred Stock Purchase Agreement dated as of the Original Effective Date (the "Preferred Stock Purchase Agreement").

      4.2 Development Program Fee and Stock Purchase. In the event that Biogen exercises the Option pursuant to Section 3.6 and initiates one or more Development Programs, Biogen shall, for each Development Program initiated by Biogen, on each date on which the Option with respect to such Development Program is exercised, (a) pay to Ontogeny a nonrefundable, non-creditable development program fee of [**], and (b) purchase from Ontogeny, for an aggregate purchase price of [**], shares of preferred stock of Ontogeny, pursuant to a stock purchase agreement substantially in the form of the Preferred Stock Purchase Agreement, at a price per share equal to the fair market value thereof as determined in good faith by the Parties or, absent such determination within thirty (30) days after the Option with respect to such Development Program is exercised, by an investment banking firm mutually agreed upon by the Parties, provided, however, that if, during the six (6) months prior to such time, Ontogeny has sold shares of preferred stock with substantially similar rights in a transaction resulting in at least [**] Dollars ($[**]) of proceeds, the price to be paid by Biogen shall not be lower than the price in such transaction. The preferred stock shall have terms (other than the price) equivalent to the terms of the Series C Convertible Preferred Stock of the Company ( the "Corporate Partner Preferred Stock").

      4.3 Research Funding.

          (a) Research Phase. In support of the research to be conducted by Ontogeny in the course of the Research Program, Biogen shall pay Ontogeny, at a rate of [**] per FTE, an amount equal to (i) [**] for each Contract Year during the Research Phase.

          (b) Payment Timing. The research funding set forth in this Section 4.3(a) shall be paid to Ontogeny by Biogen on a quarterly basis, with the payment for the first three (3) month period having been made within ten (10) days following the Original Effective Date and


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                Exchange Commission. Asterisks denote omissions.

with the payment for each succeeding three (3) month period made within ten (10) days of the first day of each such three (3) month period.

      4.4 Follow-on Research Support Fee. Biogen shall (i) pay Ontogeny follow-on research support fees of [**] per year for Contract Years three, four and five of the Research Phase (the "Follow-on Research Support Fees"), with the first Follow-on Research Support Fee payable on the Effective Date and the subsequent Follow-on Research Support Fees payable upon commencement of the fourth and fifth Contract Years, and (ii) on the Effective Date, enter into a Note Purchase Agreement, substantially in the form attached hereto as Exhibit A.

      4.5 Breakup Fee. In the event that Biogen does not exercise the Option to initiate the Commercialization Phase pursuant to Section 3.6 on or prior to July 1, 2000 or Biogen terminates this Agreement and the Research Phase prior to July 1, 2000, Biogen shall pay Ontogeny a fee of [**] upon termination of the Research Phase (the "Break Up Fee").

      4.6 Milestone Payments. Within thirty (30) days following the occurrence of the milestones specified below, Biogen shall make the following nonrefundable, non-creditable payments to Ontogeny:

      (1) With respect to each Ontogeny Hedgehog Protein that is the subject matter of a Development Program, a sum of [**] upon the filing of the [**] for the [**] comprising a [**] based on such [**] for the [**].

      (2) With respect to each Ontogeny Hedgehog Protein that is the subject matter of a Development Program, a sum of [**] upon the initiation of the first Phase I clinical trial in any country in the Territory for the first Licensed Product comprising a Hedgehog based Molecular Entity based on such Ontogeny Hedgehog Protein that uses a delivery mode and formulation that is fully differentiated from the first Licensed Product comprising a Hedgehog-based Molecular Entity based on such Ontogeny Hedgehog Protein.

      (3) With respect to each Ontogeny Hedgehog Protein that is the subject matter of a Development Program, a sum of [**] upon the completion of the first Phase II clinical trial in any country in the Territory for the first Licensed Product comprising a Hedgehog-based Molecular Entity based on such Ontogeny Hedgehog Protein for the first Disease Indication within a Therapeutic Area.

      (4) With respect to each Ontogeny Hedgehog Protein that is the subject matter of a Development Program, a sum of [**] upon the completion of the first Phase III clinical trial in which the primary endpoint is reached at an acceptable level of toxicity in any country in the Territory for the first Licensed Product comprising a Hedgehog-based Molecular Entity based on such Ontogeny Hedgehog, Protein for each new Disease Indication that represents a unique and different disease and not a label expansion or other extension into a different segment of the same disease.


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                Exchange Commission. Asterisks denote omissions.

      (5) With respect to each Ontogeny Hedgehog Protein that is the subject matter of a Development Program, a sum of [**] upon the approval of the first NDA for the first Licensed Product comprising a Hedgehog-based Molecular Entity based on such Ontogeny Hedgehog Protein for each new Disease Indication that represents a unique and different disease and not a label expansion or other extension into a different segment of the same disease.

      4.7 Royalties.

          (a) Royalty Payments to Ontogeny on Licensed Products. Biogen shall pay Ontogeny earned royalties on the Net Sales of each Licensed Product by Biogen, its Affiliates and/or its Sublicensees at the following rates:

               Net Sales of Licensed              Royalty Rate
             Product in the Territory           on Net Sales of
                in a Calendar Year              Licensed Product
                ------------------              ----------------

            less than $[**]                           [**]

            [**] Million - $[**]
            Million                                   [**]

            greater than $[**] Million                [**]

      The applicable royalty rate with respect to a Licensed Product for a given calendar year shall be determined by the [**] of such Licensed Product [**] and shall be [**] to the [**] in [**]. Royalties shall be paid to Ontogeny on a country-by-country basis from the date of the First Commercial Sale of a Licensed Product in a country until (i) [**] after such First Commercial Sale or
(ii) for as long as such Licensed Product, or its manufacture, use or sale, is covered by a Valid Claim of any Ontogeny Patent Rights or any Collaboration Patent Rights, whichever of (i) or (ii) is longer. In no event shall more than one royalty be due Ontogeny for the sale of any Licensed Product.

      Notwithstanding the foregoing, (y) the royalty rates set forth in the above paragraph shall be reduced, on a country-by-country basis, by [**] on the Net Sales of any Licensed Product which, or the manufacture, use or sale of which, is not covered by a Valid Claim of any Ontogeny Patent Rights or any Collaboration Patent Rights solely or jointly owned by Ontogeny in the country where such Licensed Product is manufactured or sold, and (z) in the event that Biogen, its Affiliates or its Sublicensees, in order to manufacture, use or sell a Licensed Product in a country in the Territory, reasonably determines that it must make a royalty payment to one or more third parties (a "Biogen Third Party Payment") to obtain a license or similar right to manufacture, use or sell such Licensed Product, Biogen may reduce the annual royalty payment due Ontogeny, on a country-by-country basis, by the amount of such Biogen Third Party Payment, provided, however, that such reductions set forth in (y) and (z) shall not reduce the annual royalty payment otherwise due Ontogeny by more than [**].


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          (b) Royalty Payments to Biogen on Ontogeny Products.

          (i) Sales by Ontogeny and/or Ontogeny Affiliates. Ontogeny shall pay Biogen earned royalties on the Net Sales of each Royalty Bearing Ontogeny Product by Ontogeny and/or its Affiliates at the following rates:

               Net Sales of Royalty
                      Bearing
              Ontogeny Product in the             Royalty Rate
                     Territory          on Net Sales of Royalty Bearing
                in a Calendar Year              Ontogeny Product
                ------------------              ----------------

            less than $ [**] Million                  [**]

            [**] Million - $[**]
            Million                                   [**]

            greater than $[**] Million                [**]

      The applicable royalty rate with respect to a Royalty Bearing Ontogeny Product for a given calendar year shall be determined by the total Net Sales of such Royalty Bearing Ontogeny Product in such year and shall be applied retroactively to the first dollar of such Net Sales in such year. Royalties shall be paid to Biogen on a country-by-country basis from the date of the First Commercial Sale of a Royalty Bearing Ontogeny Product in a country until (i) [**] after such First Commercial Sale or (ii) for as long as such Royalty Bearing Ontogeny Product, or its manufacture, use or sale, is covered by a Valid Claim of any Biogen Patent Rights (and/or Collaboration Patent Rights solely or jointly owned by Biogen in the case of Non-Royalty Bearing Ontogeny Products or Outside the Field Products which are treated as Royalty Bearing Ontogeny Products under Section 3.2(b) or 3.2(c)) whichever of (i) or (ii) is longer. In no event shall more than one royalty be due Biogen for the sale of any Royalty Bearing Ontogeny Product.

      Notwithstanding the foregoing, (y) the royalty rates set forth in the above paragraph shall be reduced, on a country-by-country basis, by [**] on the Net Sales of any Royalty Bearing Ontogeny Product which, or the manufacture, use or sale of which, is not covered by a Valid Claim of any Biogen Patent Rights (and/or Collaboration Patent Rights solely or jointly owned by Biogen in the case of Non-Royalty Bearing Ontogeny Products or Outside the Field Products which are treated as Royalty Bearing Ontogeny Products under Section 3.2(b) or 3.2(c)) in the country where such Royalty Bearing Ontogeny Product is manufactured or sold, and (z) in the event that Ontogeny or its Affiliates, in order to manufacture, use or sell an Royalty Bearing Ontogeny Product in a country in the Territory, reasonably determines that it must make a royalty payment to one or more third parties, other than under the Columbia License Agreement and the Harvard License Agreement (an "Ontogeny Third Party Payment") to obtain a license or similar rights to manufacture, use or sell such Royalty Bearing Ontogeny Product, Ontogeny may reduce the annual royalty payment due Biogen, on a country-by-country basis, by the amount of such Ontogeny Third Party Payment, provided, however, that such reductions set forth in (y) and (z) shall not reduce the annual royalty payment otherwise due Biogen by more than [**].


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                Exchange Commission. Asterisks denote omissions.

          (ii) Sales by Ontogeny Sublicensees. In the event that Ontogeny grants a sublicense to offer to sell and sell Royalty Bearing Ontogeny Product pursuant to Section 3.5. Ontogeny shall pay Biogen [**] of any royalties and other income that Ontogeny receives as a result of an Ontogeny Sublicensee's sale of any Royalty Bearing Ontogeny Product ("Ontogeny Sublicense Income").

          (c) Royalty Reports and Payments. During the term of this Agreement and for so long thereafter as Biogen or Ontogeny, as the case may be, is required to report royalties payable under this Section 4.7, Biogen or Ontogeny as the case may be, shall deliver to Ontogeny or Biogen, as the case may be, within thirty (30) days after March 31, June 30, September 30 and December 31 of each year a report indicating (i) Gross Sales for each Licensed Product or Royalty Bearing Ontogeny Product, as the case may be, on a country-by-country basis, (ii) Net Sales for each Licensed Product or Royalty Bearing Ontogeny Product, as the case may be, on a country-by-country basis, including an accounting of the deductions from Net Sales permitted by the definition thereof,
(iii) in the case of a report from Ontogeny, the Ontogeny, the Ontogeny Sublicense Income and (iv) total royalties owed, provided, however, that no such report shall be required prior to the First Commercial Sale of such Licensed Product or Royalty Bearing Ontogeny Product, as the case may be. Simultaneously with the delivery of each such report, Biogen or Ontogeny, as the case may be, shall pay Ontogeny or Biogen, as the case may be, the royalty payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

      4.8 Payment Currency and Interest on Payments Past Due. All amounts due under this Agreement shall be paid to the designated Party in United States currency by wire transfer to an account in a United States bank specified by such Party or in such other form and/or manner as such Party may reasonably request. The payments due on sales in currencies other than United States dollars shall be calculated using the appropriate exchange rate of such currency quoted in the Wall Street Journal on the close of business on the last business day of the calendar quarter for which such payment is made. Any amounts due under this Agreement that are not paid when due shall bear interest at the lesser of (i) an annualized rate of one and one-half percent (1.5%) over the prime rate then in effect at BayBank and (ii) the highest rate permitted by applicable law.

      4.9 Tax Withholding. Biogen and Ontogeny shall use all reasonable and legal efforts to reduce tax withholding on payments made to either Party hereunder. Notwithstanding such efforts, if the Parties conclude that tax withholdings under the laws of any country in the Territory are required with respect to payments to either party under this Article 4, the Party required to withhold taxes (the "Withholding Party") shall withhold the required amount and pay it to the appropriate governmental authority. In such case, the Withholding Party shall promptly provide the other Party with original receipts or other evidence sufficient to allow such other Party to obtain the benefits of such tax withholdings.

      4.10 Records; Audits. For a period not less than three (3) years after the relevant period, each Party shall keep full, true and accurate books of account sufficient to determine the amounts payable pursuant to this Article 4. Each Party shall have the right, not more than once during any calendar year, to have the books and records of the other Party audited by a qualified independent accounting firm of its choosing, under appropriate confidentiality provisions, to


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                Exchange Commission. Asterisks denote omissions.

ascertain the accuracy of the reports and payments hereunder and compliance by the other Party and its Affiliates and Sublicensees with their obligations under this Agreement. Such audit shall be conducted upon at least thirty (30) days' advance notice during normal business hours and in a manner that does not interfere unreasonably with the business of the audited entity. If the audited Party has underpaid or overbilled an amount due under this Agreement, the audited Party shall promptly pay or refund the appropriate amount to the other Party, and, if the amount is more than five percent (5%), the audited Party shall also reimburse the other Party for the cost of such audit.

                           Article 5. Line of Credit

      5.1 Availability of Line of Credit. If Biogen exercises its Option pursuant to Section 3.6 to initiate one or more Development Programs, it shall make available to Ontogeny a line of credit of [**] for each Development Program initiated by Biogen (each such [**] line of credit being referred to herein individually as "a Line of Credit" and collectively as the "the Line of Credit"). Each Line of Credit shall be made available to Ontogeny until the earlier to occur of (i) the third anniversary of the date on which such Line of Credit first became available under this Section or (ii) the date of notice of termination of the Development Program to which such Line of Credit relates; provided, that Biogen may cease making borrowings available under the Line of Credit if Ontogeny is in default under the Note (as that term is defined below) evidencing borrowings under such Line of Credit. If and to the extent Ontogeny elects from time to time to borrow funds from Biogen under the Line of Credit, it shall provide at least three days' notice of each borrowing, and Biogen shall, within such three-day period, make the requested funds available to Ontogeny by wire transfer to an account designated by Ontogeny. All borrowings must be in increments of at least Fifty Thousand Dollars ($50,000) and shall be evidenced by a promissory note substantially in the form attached hereto as Schedule E (the "Note"). Interest on each borrowing under the Line of Credit will accrue at a rate equal to the one-month LIBOR Rate in effect at the close of business on the day prior to the date of such borrowing, as quoted in The Wall Street Journal plus one hundred (100) basis points, and shall be paid on the twelve (12) month anniversary date of such borrowing.

      5.2 Repayment. Ontogeny must repay all principal and accrued interest under each Line of Credit no later than the earliest of (i) the third (3rd) anniversary of the date on which such Line of Credit first became available pursuant to Section 5.1, (ii) the second (2nd) anniversary of the termination of the Development Program to which such Line of Credit relates, pursuant to
Section 2.2(b) and (iii) the second (2nd) anniversary of the termination of this Agreement (the "Repayment Date"). Ontogeny may elect to repay the borrowings under each Line of Credit in any one of the following three ways or in any combination of the ways set forth in clauses (i) and (ii) below:

          (i) Cash. Ontogeny may elect to repay in cash the principal amount of, and accrued interest on, the borrowings, then outstanding.

          (ii) Equity. Ontogeny may elect to issue to Biogen a number of shares of its capital stock having a fair market value equal to the principal amount of, and accrued interest on, the borrowings then outstanding. If Ontogeny is, at the time of repayment, a public company whose Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934,


                                       25
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such capital stock shall be Common Stock and fair market value thereof shall be equal to the average closing price of the Common Stock on the Nasdaq National Market (or other principal securities exchange on which the Common Stock is then traded) during the ten (10) trading days ending on the day prior to the Repayment Date. If Ontogeny is not then such a public company, such capital stock shall be Corporate Partner Preferred Stock conveyed pursuant to a stock purchase agreement substantially in the form of the Preferred Stock Purchase Agreement, and the fair market value of such preferred stock shall be determined by agreement of the Parties or, if no such agreement is reached within thirty
(30) days after the Repayment Date, by a mutually agreed upon investment banking firm, provided, however, that if Ontogeny has sold shares of its preferred stock with substantially similar rights within six (6) months prior to the Repayment Date in a transaction resulting, in at least Five Hundred Thousand Dollars ($500,000) of proceeds, the price per share attributed to the shares issued as repayment for borrowings under the Line of Credit shall not be lower than the price in such transaction.

          (iii) Technology. Ontogeny may elect to license to Biogen specified Technology owned by Ontogeny having a value equal to the principal amount of, and accrued interest on, the borrowings being repaid. The value of such license shall be determined by agreement of the Parties and the unpaid principal amount of, and accrued interest on, borrowings under the Line of Credit shall be credited against all or part of Biogen's payment obligation for such license. If no agreement as to the value of such license specified by Ontogeny is reached within thirty (30) days after the Repayment Date, and if Ontogeny does not, in such event, elect to repay the outstanding borrowings then due under the Line of Credit in cash or by issuance of shares under clauses (i) or (ii) above, Biogen shall have the right solely to require that such borrowings be repaid in the manner set forth in clause (ii) above.

                    Article 6. Commercialization Obligations

      6.1 General. In that event that Biogen exercises the Option pursuant to
Section 3.6 and initiates a Development Program, Biogen agrees to use commercially reasonable efforts to conduct the required clinical development activities and seek regulatory approval in all the Major Market Countries of at least one (1) Licensed Product that comprises a Hedgehog-based Molecular Entity based on the Ontogeny Hedgehog Protein that is the subject matter of the Development Program. Such efforts shall not be less than the efforts expended by Biogen in connection with its other development projects that are at a comparable stage in the development process and are of comparable commercial promise. Upon receipt of regulatory approval in a Major Market Country, Biogen agrees to use commercially reasonable efforts to market and sell such Licensed Product in such Major Market Country. In the event that Biogen initiates more than one Development Program, the obligations set forth in this Section 6.1 shall attach to at least one (1) Licensed Product that comprises a Hedgehog-based Molecular Entity based on each Ontogeny Hedgehog Protein that is the subject matter of a Development Program. Notwithstanding the foregoing and the provisions of Section 6.2 below, if two or more Ontogeny Hedgehog Proteins that are the subject matter of a Development Programs are Comparable Proteins, the obligations set forth in this Article 6 shall only apply to one of the Comparable Proteins.

      6.2 Product Objectives. Without limiting the generality of the obligations set forth in Section 6.1, Biogen agrees to use commercially reasonable efforts to achieve each of the


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                Exchange Commission. Asterisks denote omissions.

following objectives for at least one Hedgehog-based Molecular Entity based on each Ontogeny Hedgehog Protein that is the subject matter of a Development
Program:

      (1) Within [**] of the date of the initiation of the Development Program, commence animal toxicity studies for a candidate Licensed Product that comprises such Hedgehog-based Molecular Entity (a "Candidate Licensed Product"), provided that Biogen may elect to extend such commencement of animal toxicity studies for any Non Lead Protein for either [**] or [**] by (i) providing written notice of such election to Ontogeny [**] of the initiation of the Development Program for such Non-Lead Protein and (ii) paying Ontogeny an extension fee of [**] per year of extension for each Non-Lead Protein that the extension shall apply to.

      (2) Within [**] of commencement of animal toxicity studies of a Candidate Licensed Product, submit an IND based on a Candidate Licensed Product.

      (3) Within [**] of being legally permitted to do so, initiate and diligently pursue clinical evaluation of a Candidate Licensed Product.

      (4) Within [**] after commencement of clinical evaluation, submit an NDA based on a Candidate Licensed Product.

      6.3 Consequences of Failure to Meet Commercialization Objectives. In the event that Biogen shall fail to satisfy its commercialization obligations as set forth in Section 6.1 and/or Section 6.2, as agreed between the Parties or determined pursuant to the dispute resolution process set forth in Section 11.4, Ontogeny shall notify Biogen. In the event that Biogen has not reached the objectives set forth in Section 6.2, but has used commercially reasonable efforts to try to achieve such objectives, the Parties shall agree on a revised schedule for achieving such objectives. In the event that Biogen has not reached the objectives set forth in Section 6.2 and has not used commercially reasonable efforts to try to achieve such objectives, then Biogen's license with respect to the commercialization of Licensed Products that comprise any Hedgehog-based Molecular Entity based on the relevant Ontogeny Hedgehog Protein and any Comparable Protein shall terminate (a "Mandatory Termination"), as Ontogeny's sole and exclusive remedy.

                    Article 7. Intellectual Property Rights

      7.1 Ownership.

          (a) Technology. Except as otherwise provided in this Agreement (i) Biogen shall retain its rights to the Biogen Technology, Biogen Gene Therapy Technology, the Biogen Intellectual Property Rights and the Biogen Gene Therapy Intellectual Property Rights and (ii) Ontogeny shall retain its rights to the Ontogeny Technology and the Ontogeny Intellectual Property Rights. Each Party shall solely own all Collaboration Technology that is conceived and reduced to practice exclusively by such Party ("Ontogeny's Solely-Owned Collaboration Technology" or "Biogen's Solely-Owned Collaboration Technology", as the case may
be) and all intellectual property rights therein. The Parties shall jointly own all Collaboration Technology that is conceived or reduced to practice jointly by the Parties (the "Jointly-Owned Collaboration Technology") and all intellectual property rights therein.

          (b) Trademarks. Biogen shall own all trademarks that Biogen adopts and uses with respect to any Licensed Product or Biogen Non-Hedgehog Product. Ontogeny shall own all trademarks that Ontogeny adopts and uses with respect to any Ontogeny Product or Ontogeny Non-Hedgehog Product.

      7.2 Prosecution and Maintenance of Patent Right.

          (a) Responsibility of Biogen. Biogen shall, in its sole discretion, prepare, file, prosecute and maintain all patent applications and patents covering Biogen Technology, Biogen Gene Therapy Technology, Biogen's Solely-Owned Collaboration Technology and the Jointly-Owned Collaboration Technology. Biogen shall bear all costs incurred by it in carrying out the foregoing responsibilities. Should Biogen elect not to prepare, file, prosecute or maintain any patent or patent application covering Biogen's Solely-Owned Collaboration Technology (other than Biogen Gene Therapy Technology) or the Jointly-Owned Collaboration Technology, then Biogen shall (i) provide Ontogeny with written notice in sufficient time to permit Ontogeny to prepare, provide file, prosecute and maintain such patent of patent application, (ii) give Ontogeny the right, at its election and sole expense, to prepare, file, prosecute or maintain, in Biogen's name, such patent or patent application and
(iii) offer reasonable assistance to Ontogeny in connection with such preparation, filing, prosecution or maintenance at no charge to Ontogeny except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.

          (b) Responsibility of Ontogeny. Ontogeny shall, in its sole discretion, prepare, file, prosecute and maintain all patent applications and patents covering Ontogeny Technology and Ontogeny's Solely-Owned Collaboration Technology. Ontogeny shall bear all costs incurred by it in carrying out the foregoing responsibilities. Should Ontogeny elect not to prepare, file, prosecute or maintain any patent or patent application covering Ontogeny's Solely-Owned Collaboration Technology or Ontogeny Technology, then Ontogeny shall (i) provide Biogen with written notice in sufficient time to permit Biogen to prepare, file, prosecute and maintain such patent or patent application, (ii) give Biogen the right, at its election and sole expense, to prepare, file, prosecute or maintain, in Ontogeny's name, such patent or patent application and
(iii) offer reasonable assistance to Biogen in connection with such preparation, filing, prosecution or maintenance at no charge to Biogen except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.

          (c) Cooperation. Copies of all substantive communications to and from patent offices regarding applications or patents relating to the Collaboration Technology (other than Biogen Gene Therapy Technology) or Ontogeny Technology shall be provided to the other Party promptly after the receipt thereof; copies of proposed substantive communications to such patent offices shall be provided to the other Party in sufficient time before the due date in order to give the other Party an opportunity to comment on the content thereof. In the event that comments made by one Party (the "Non-prosecuting Party") to the other Party (the "Prosecuting Party") with respect to any substantive communications to or from any patent office regarding applications or patents relating to the Collaboration Technology are not accepted by the Prosecuting Party or if the Parties disagree on a particular approach to take with respect to the filing or prosecution of any application or patent relating to the Collaboration Technology, the Non-prosecuting Party shall have the right to request that the Prosecuting Party allow the Non-prosecuting Party to take whatever action is possible to protect the interest(s) of the Non-prosecuting Party, provided that the protection afforded the Prosecuting Party is not diminished. By way of example, but not of limitation, in the event that the Parties cannot agree on the scope of particular claims, the Prosecuting Party, at the request of the Non Prosecuting Party, shall add additional claims to the application as requested by the Non-prosecuting Party to the extent that it is possible to add such additional claims. If it is not possible to add such claims, the Prosecuting Party shall take whatever action is reasonably necessary for the Non-prosecuting Party to prosecute such claims in a continuation or divisional application. All expenses associated with the taking of such additional actions requested by the Non-prosecuting Party shall be borne by the Non-prosecuting Party.

      7.3 Infringement by Third Parties.

          (a) Reports of Infringement. Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known infringement or suspected infringement in the Field of any Biogen Patent Rights, Ontogeny Patent Rights or Collaboration Patents Rights or (ii) unauthorized use or misappropriation in the Field of any Biogen Technology Ontogeny Technology or Collaboration Technology by a third party of which it becomes aware, and shall provide the other Party with all available evidence supporting said infringement, suspected infringement or unauthorized use or misappropriation.

          (b) Right to Institute Suit. Except as provided in Section 7.3(d), the Party owning or controlling the relevant patents or Technology (the "Owning Party") shall have the right to initiate an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any Biogen Patent Rights, Ontogeny Patent Rights or Collaboration Patent Rights, as the case may be, or is using without proper authorization or misappropriating all or any portion of the Biogen Technology, Ontogeny Technology or Collaboration Technology, as the case may be. For the purpose of this Section 7.3, both Biogen and Ontogeny shall be considered an Owning Party for Jointly-Owned Collaboration Technology.

          (c) Conduct of Suit. An Owning Party who initiates an infringement or other appropriate suit pursuant to Section 7.3(b) (the "Initiating Party") shall have the sole and exclusive right to select counsel for any such suit. The Initiating Party shall, except as provided below, pay all expenses of the suit, including without limitation attorneys' fees and court costs, and keep all damages, settlement fees or other consideration for past infringement received as a result of such suit. In the case of any such suit, (i) the Initiating Party shall keep the other Party (the "Non-Initiating Party") promptly informed of the status of such suit and shall provide the Non-Initiating Party with copies of all documents filed in, and all written communications relating to, such suit;
(ii) the Non-Initiating Party shall offer reasonable assistance to the Initiating Party in connection with such suit at no charge to the Initiating Party except for reimbursement of reasonable expenses incurred in rendering such assistance; and (iii) if necessary, the Non-Initiating Party shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to such suit. In the case of any suit, the Non-Initiating Party may, to the extent such Party's sales of Licensed Product or Ontogeny Product, as the case may be, are adversely affected by the infringing party's activities, within sixty (60) days after its receipt of notice from the Initiating Party of the commencement of such suit, elect to contribute up to an amount not to exceed fifty percent (50%) of the costs of such suit, and any damages settlement fees or other consideration for past infringement received as a result of such suit shall be shared by the Initiating Party and the Non-Initiating Party pro rata based on their respective sharing of the costs of such suit.

          (d) Right of Non-Owning Party to Institute Suit. The Owning Party shall promptly advise the Non-Owning Party of its intent not to initiate an infringement or other appropriate suit pursuant to Section 7.3(b). In the event that the Owning Party shall have advised the Non-Owning Party of its intent not to initiate such suit or does not initiate such suit within sixty (60) days of becoming aware of a known or suspected infringement or an unauthorized use or misappropriation, then to the extent that the infringement or unauthorized use or misappropriation affects the Non-Owning Party's development, marketing or sale of a Hedgehog-based Molecular Entity, the Non-Owning Party, with the consent of the Owning Party, which consent shall not unreasonably be withheld, shall have the right to initiate an infringement or other appropriate suit. In exercising its rights pursuant to this Section 7.3(d), the Non-Owning Party shall have the sole and exclusive right to select counsel and shall pay all costs of the suit including without limitation attorneys' fees and court costs, provided, however, that the Owning Party, in its sole discretion, may elect, within sixty (60) days after its receipt of notice from the Non-Owning Party of the commencement of such suit, to contribute up to an amount not to exceed fifty percent (50%) of such costs. Any damages, settlement fees or other consideration for past infringement received as a result of such suit shall be shared by the Non-Owning Party and the Owning Party pro rata based on their respective sharing of the costs of such suit. If necessary, the Owning Party shall join as a party to the suit and shall participate only to the extent that such participation is required as a result of its being a named party to the suit or being the holder of, or inventor under, any patent at issue or being the owner of any Technology at issue. At the Non-Owning Party's request, the Owning Party shall offer reasonable assistance to the Non-Owning Party in connection therewith at no charge to the Non-Owning Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The Owning Party shall have the right to be represented in any such suit by its own counsel at its own expense.

          (e) Biogen Gene Therapy Technology. This Section 7.3 shall not apply to any suit against any third party alleging infringement solely of Biogen Gene Therapy Patent Rights or use or misappropriation solely of Biogen Gene Therapy Technology.

      7.4 Infringement of Third Party Rights. In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, a Party or such Party's Affiliates or Sublicensees, claiming infringement of its patent rights or copyrights or unauthorized use or misappropriation of its Technology, based upon an assertion or claim arising out of the development, manufacture, use or sale of a Licensed Product, Ontogeny Product, Biogen Non-Hedgehog Product or Ontogeny Non-Hedgehog Product, such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served.

              Article 8. Representations, Warranties and Covenants

      8.1 Representations, Warranties and Covenants of Ontogeny. Ontogeny represents and warrants to Biogen that it has full right and authority to enter into this Agreement, and is not subject to any restriction that would prevent or impair the grant to Biogen of the licenses and sublicenses to be granted hereunder or the exercise by Biogen of such licenses. Ontogeny covenants that
(a) it will not take any action that would in any way prevent Ontogeny from granting to Biogen the licenses and sublicenses contemplated under Article 3 or that would conflict with or alter the scope of the rights granted to Biogen under this Agreement, (b) it will take all actions required to maintain the Columbia License Agreement and the Harvard License Agreement in effect and exclusive to Ontogeny with the right to grant sublicenses to Biogen, (c) it shall immediately send to Biogen a copy of any notice of default or breach received by Ontogeny under the Columbia License Agreement or the Harvard License Agreement and (d) all persons who perform work for Ontogeny in connection with Ontogeny's obligations under this Agreement will have assigned their rights in any intellectual property arising from such work to Ontogeny.

      8.2 Representations, Warranties and Covenants of Biogen. Biogen represents and warrants to Ontogeny that it has full right and authority to enter into this Agreement, and is not subject to any restriction that would prevent or impair the grant to Ontogeny of the licenses to be granted hereunder or the exercise by Ontogeny of such licenses. Biogen covenants that (a) it will not take any action that would in any way prevent Biogen from granting to Ontogeny the licenses contemplated in Article 3 or that would conflict with the rights granted to Ontogeny under this Agreement and (b) all persons who perform work for Biogen in connection with obligations under this Agreement will have assigned their rights in any intellectual property arising from such work to Biogen.

      8.3 Disclaimers. THE FOREGOING REPRESENTATIONS, WARRANTIES AND COVENANTS ARE IN LIEU OF ALL OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS NOT EXPRESSLY SET FORTH HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING STATEMENT, ONTOGENY AND BIOGEN DISCLAIM ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO EACH OF THEIR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, WHETHER THE LICENSED PRODUCTS, ONTOGENY PRODUCTS, BIOGEN NON-HEDGEHOG PRODUCTS OR ONTOGENY NON-HEDGEHOG PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED, THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE LICENSED PRODUCTS, ONTOGENY PRODUCTS, BIOGEN NON-HEDGEHOG PRODUCTS OR ONTOGENY NON-HEDGEHOG PRODUCTS. EXCEPT AS PROVIDED IN SECTION 11.1 (PRODUCT LIABILITY INDEMNIFICATION), NEITHER ONTOGENY NOR BIOGEN SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

                      Article 9. Confidential Information

      9.1 Treatment of Confidential Information. Each Party hereto shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of the Collaboration or to effectuate any sublicenses permitted under this Agreement (provided that any potential Sublicensee or Sublicensee shall be bound by an obligation to maintain as confidential such Confidential Information). Each Party hereby agrees to exercise reasonable precautions to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, licensees or agents. Neither Party shall disclose, divulge or otherwise communicate the Collaboration Technology to others, or use it for any purpose, except as permitted under the terms of this Agreement or in order to carry out the terms and objectives of the Collaboration.

      9.2 Release from Restrictions. The provisions of Section 9.1 shall not apply to any Confidential Information disclosed hereunder which:

      (1) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

      (2) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information: or

      (3) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party, its Affiliates or Sublicensees; or

      (4) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

      (5) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

      In any event, both Parties shall be released from any confidential obligations under Section 9.1 after a period of ten (10) years from the date of receipt of the said Confidential Information.

                        Article 10. Term and Termination

      10.1 Term. This Agreement shall be effective as of the Effective Date. Unless earlier terminated upon the mutual agreement of the Parties or in accordance with the provisions of this Article 10, this Agreement shall continue in force until the expiration of all royalty and other payment obligations under
Article 4 hereof.

      10.2 Termination by Biogen. Biogen may terminate this Agreement at any time for any reason upon written notice to Ontogeny. This Agreement shall be deemed to have been terminated by Biogen (i) in the event Biogen does not initiate at least one Development Program on or prior to July 1, 2000 or (ii) the termination by Biogen of the Commercialization Phase pursuant to Section 2.2(e)(ii).

      10.3 Termination for Breach. Each Party (the "non-breaching Party") shall be entitled to terminate this Agreement by written notice to the other Party (the "Breaching Party") in the event that the breaching Party is in default of any of its material obligations hereunder and fails to remedy such default within sixty (60) days after written notice thereof by the non-breaching Party, provided, however, that if such default is a failure by the breaching Party to pay the non-breaching Party any amount due under this Agreement, then the non-breaching Party shall be entitled to terminate this Agreement if the breaching Party fails to remedy such default within thirty (30) days after written notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy such default.

      10.4 Consequences of Termination.

          (a) Termination for Breach. If this Agreement terminates pursuant to
Section 10.3 following an unremedied breach, the licenses and option granted under this Agreement shall terminate, provided, however, that (i) in the event that the breaching Party is Ontogeny, Biogen shall retain any licenses granted to Biogen by Ontogeny pursuant to Section 3.2 or Section 3.3 prior to such termination, subject to payment of the applicable royalty or other consideration, if any, set forth in this Agreement and (ii) in the event that the breaching Party is Biogen, Ontogeny shall retain any licenses granted to Ontogeny by Biogen pursuant to Section 3.2 or Section 3.3 prior to such termination, subject to payment of the applicable royalty or other consideration, if any, set forth in this Agreement.

          (b) Termination by Biogen. If this Agreement is terminated by Biogen pursuant to Section 10.2, the licenses and option granted under this Agreement shall terminate, provided, however, that (i) Ontogeny shall retain any licenses granted to Ontogeny by Biogen pursuant to Section 3.2 or Section 3.3, subject to payment of the applicable royalty or other consideration, if any, set forth in this Agreement and (ii) Biogen shall retain the license granted to Biogen by Ontogeny pursuant to Section 3.3(a), subject to payment of the applicable royalty or other consideration, if any, set forth in this Agreement.

      10.5 Survival of Rights and Obligations. The licenses granted pursuant to
Section 3.2 and Section 3.3 shall survive any termination of this Agreement, other than a termination pursuant to Section 10.2 or Section 10.3 (in which case the rights with respect to such licenses shall be in accordance with the terms set forth in Section 10.4) and such licenses shall be deemed fully paid-up and perpetual upon the satisfaction of all royalty and other payment obligations hereunder, if any, with respect to such licenses. Notwithstanding any termination of this Agreement, including any termination under Section 10.2 or 10.3, (a) neither Party shall be relieved of any obligations incurred prior to such termination, and (b) the provisions of Section 2.3 (Accounting and Internal Controls), Section 2.4(a) (Biogen Restrictions), Section 4.5 (Break-up Fee),
Section 4.10 (Records; Audits), Section 5.2 (Repayment), Section 7.1
(Ownership),

Section 8.3 (Disclaimers), Article 9 (Confidential Information), this Article 10 (Term and Termination) and Section 11.1 (Product Liability Indemnification) shall survive and continue to be enforceable. Upon the earlier of (i) any termination of this Agreement pursuant to Section 10.1, 10.2 or 10.3 and (ii) the termination of the Collaboration, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of such other Party, provided, however, that to the extent that any license granted hereunder survives any such termination, the licensee may retain such Confidential Information as is reasonably necessary to practice such license, and provided, further, that in the event that this Agreement is terminated by Ontogeny as a result of an unremedied breach, Ontogeny is under no obligation to return to Biogen copies of any documents, provided to Ontogeny pursuant to
Section 2.2(b), relating to the regulatory approval, manufacture and/or marketing of product(s) comprising Hedgehog-based Molecular Entity(ies) that were the subject of a Development Program.

                           Article 11. Miscellaneous

      11.1 Product Liability Indemnification.

          (a) Indemnification by Biogen. Biogen agrees to defend Ontogeny at Biogen's cost and expense, and will indemnify and hold Ontogeny and its directors, officers, employees and agents (the "Ontogeny Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim by a third party relating to personal injury from the design, manufacture, use, sale or other disposition of any Licensed Product or Biogen Non-Hedgehog Product, except to the extent caused by the negligence or intentional misconduct of any of the Ontogeny Indemnified Parties. In the event of any such claim against the Ontogeny Indemnified Parties by any party, Ontogeny shall promptly notify Biogen in writing of the claim and Biogen shall manage and control, at its sole expense, the defense of the claim and its settlement. The Ontogeny Indemnified Parties shall cooperate with Biogen and may, at their option and expense, be represented in any such action or proceeding. Biogen shall not be liable for any litigation costs or expenses incurred by the Ontogeny Indemnified Parties without Biogen's written authorization.

          (b) Indemnification by Ontogeny. Ontogeny agrees to defend Biogen at Ontogeny's cost and expense, and will indemnify and hold Biogen and its directors, officers, employees and agents (the "Biogen Indemnified Parties") harmless from and against any losses, costs, damages, fees and expenses arising out of any claim by a third party relating to personal injury from the design, manufacture, use, sale or other disposition of any Ontogeny Product, Outside the Field Product or Ontogeny Non-Hedgehog Product, except to the extent caused by the negligence or intentional misconduct of any of the Biogen Indemnified Parties. In the event of any such claim against the Biogen Indemnified Parties by any party, Biogen shall promptly notify Ontogeny in writing of the claim and Ontogeny shall manage and control, at its sole expense, the defense of the claim and its settlement. The Biogen Indemnified Parties shall cooperate with Ontogeny and may, at their option and expense, be represented in any such action or proceeding. Ontogeny shall not be liable for any litigation costs or expenses incurred by the Biogen Indemnified Parties without Ontogeny's written authorization.

      11.2 Publicity. Except as otherwise required by law, neither Party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld; provided, however that each Party shall have the right, without obtaining the approval of the other Party, to confirm the existence of this Agreement and to disclose the general scope of the Collaboration.

      11.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

      11.4 Dispute Resolution. Except as otherwise provided in this Agreement, any dispute arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, may be submitted by a Party to a mediator, mutually agreed to by the Parties, for nonbinding mediation. The Parties shall cooperate with the mediator in an effort to resolve such dispute. If the dispute is not resolved within sixty (60) days of its submission to the mediator, either Party may submit the dispute for binding arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Ontogeny, one to be appointed by Biogen and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration. The arbitration, including the rendering of the award, shall take place in Boston, Massachusetts, and shall be the exclusive forum for resolving such dispute. The decision of the arbitrators shall be final and binding upon the Parties hereto, and the expense of the arbitration shall be paid as the arbitrators determine.

      11.5 Waiver. The waiver by a Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

      11.6 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission, in each case to an address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business days after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a business day; otherwise, on the next business day following such transmission).

   Notices to Ontogeny



             shall be addressed to:  Ontogeny, Inc.
                                     45 Moulton Street
                                     Cambridge, MA 02138
                                     Attn: President and
                                     Chief Executive Officer

             with a copy to:         Hale and Dorr LLP
                                     60 State Street
                                     Boston, MA 02109
                                     Attn: Mark G. Borden, Esq.

   Notices to Biogen

             shall be addressed to:  Biogen, Inc.
                                     14 Cambridge Center
                                     Cambridge, MA 02142
                                     Attn: Vice President-Sales,
                                     Marketing and Business Development

             with a copy to:         Vice President-General Counsel

   Either Party may change its address by giving notice to the other Party in the manner herein provided.

      11.7 No Agency. Nothing herein shall be deemed to constitute Ontogeny, on the one hand, or Biogen, on the other hand, as the agent or representative of the other, or as joint venturers or partners for any purpose.

      11.8 Entire Agreement. Ontogeny and Biogen acknowledge that (a) the Research Phase shall be deemed to have continued uninterrupted since the date of the Original Agreement, (b) the First Amendment, Second Amendment, Third Amendment and Fourth Agreement operated as interim extensions of the Research Phase, (c) Biogen has satisfied and is current in all funding obligations embodied in the Original Agreement, First Amendment, Second Amendment, Third Amendment and Fourth Amendment (except for the payment of the initial Follow-on Research Support Fee), through November 30, 1998, (d) the terms contained in this Agreement and the Schedules hereto (which Schedules are deemed to be a part of this Agreement for all purposes) represent the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto, including the terms of the Original Agreement, as amended to date and (e) the provisions of the Original Agreement are hereby terminated and of no further force and effect. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

      11.9 Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

      11.10 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

      11.11 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to an Affiliate of the assigning Party or to any other party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise, so long as such Affiliate or other party agrees in writing to be bound by the terms of this Agreement.

      11.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

      11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

      11.14 Force Majeure. Neither Party to this Agreement shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other similar causes beyond the reasonable control of such Party.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.


ONTOGENY, INC.                           BIOGEN, INC.


By: /s/ Doros Platika                    By: /s/ James R. Tobin
    ------------------                   -------------------------------
   Name: Doros Platika                   Name: James R. Tobin
   Title:                                Title: Chief Executive Officer

                                   Schedule A

(Ontogeny Hedgehog Proteins)

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                   Schedule A

Ontogeny, Inc.
--------------------------------------------------------------------------------

                              MOUSE DESERT HEDGEHOG

                               AMINO ACID SEQUENCE

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One Kendall Square, Building 600, Cambridge, MA 02139       Phone (617) 225-0086
                                                              Fax (617) 225-0096

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

Ontogeny, Inc.
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                              MOUSE INDIAN HEDGEHOG

                               AMINO ACID SEQUENCE

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One Kendall Square, Building 600, Cambridge, MA 02139       Phone (617) 225-0086
                                                              Fax (617) 225-0096

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                              HUMAN SONIC HEDGEHOG

                               AMINO ACID SEQUENCE

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

                                   Schedule B

                   DISEASE INDICATIONS EXCEPTED FROM THE FIELD

Bone breaks or fractures
Bone degeneration (e.g., spinal problems)
Spinal disk problems
Spinal vertebral problems
Bone dislocation
Abnormal bone growth (e.g., bone spurs, inappropriate skeletal growth) Cartilage degeneration
Implant fixation (e.g., osteoimplants, tooth implants, fixation devices, artificial joints)
Bone neoplasms (e.g., osteosarcoma, chondrosarcoma, Ewing's sarcoma)
Spina bifida
Clubfoot
Bone crushing injuries
Tendon disorders (tenosynovitis, de Quervain's disease, ganglions, tendonitis, synovitis)
Epicondylitis (tennis elbow)
Bursitis
Congenital musculoskeletal deformities
Osteoarthritis
Metabolic bone disease (e.g., osteoporosis, rickets, osteomalacia)
Paget's Disease
Hyperostosis (e.g., osteopetrosis, pyknodysostosis,
  osteomyclosclerosis)
Fibrous dysplasia

                                   Schedule C

(Research Workplan)

                                   Schedule D

                                THERAPEUTIC AREAS

Nutrition
Viral infectious diseases
Fungal infectious diseases
Bacterial infectious diseases
Disorders of the cardiovascular system
Disorders of the kidney and urinary tract
Disorders of the alimentary tract
Liver and biliary tract disease
Disorders of the pancreas
Disorders of the immune system
Hematology
Oncology
Endocrinology
Disorders of intermediary metabolism
Disorders of the central nervous system
Disorders of the peripheral nervous system
Disorders of muscle
Psychiatry
Environmental and occupational hazards

                                   Schedule E

(Line of Credit Note)